________________________________________________________________________________




                                     AMENDED


                          PROJECT ACQUISITION AGREEMENT



                                     BETWEEN



                              GOLDEN SIERRA LIMITED


                                       AND


                          SEARCHLIGHT EXPLORATION, LLC.





                           Dated as of October 6, 2005






________________________________________________________________________________

                          PROJECT ACQUISITION AGREEMENT

          This PROJECT ACQUISITION AGREEMENT (this "Agreement"), dated as of October 6, 2005 is made by and between Golden Sierra Limited., a Gibraltar corporation with Registration Number 88708 having offices at c/0 St James Resource Management Limited, 16 Hanover Square, London, W1S 1HT, United Kingdom ("Company") and Searchlight Exploration LLC, an Arizona limited liability company with offices at 9212 Empire Rock Street., Las Vegas, NV 89143 U.S.A. ("Searchlight" or "Claimholder") .

     1. Grant of Lease, Purchase Option and 75% Net Profits Interest. In consideration for the sum of US$10,000 to be paid by Company to Claimholder on or before July 1, 2004 (the "Initial Payment"), the further payments of $10,000 to be paid by Company to Claim holder quarterly during the Lease Term
("Quarterly Payments"), 10,000,000 (ten million) shares of restricted common stock of Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Claimholder hereby leases the unpatented placer and / or lode mining claims known as the Mockingbird Project (which includes the Great West property) and more particularly described in Exhibit A hereto (the "Property") to Company (the "Lease") and grants to Company a 75% net profits interest and an exclusive irrevocable option (the "Purchase Option") to purchase the Property, each on the terms and conditions set forth below. Provided the Initial Payment has been made, the term of the Lease shall commence on July 1, 2004 and, provided that all Quarterly Payments are made, shall run to and including June 30, 2007 (the "initial term"), with the right of Company at its option to extend the Lease for up to three (3) additional three year terms on the same terms and conditions to and including June 30, 2016 (an "extended term") (the initial and extended terms being hereinafter referred to as the "Lease Term"). Company shall have the right to sooner terminate the Lease pursuant to Section 6 and, subject to Section 15 below, to exercise the Purchase Option pursuant to Section 7 at any time during the Lease Term. The Purchase Option may be exercised by Company only upon the delivery to Claimholder of each of (a) a "positive" feasibility study for the Property, (b) corporate resolution of the Company (and any parent company thereof) evidencing an affirmative production decision for the Property and (c) evidence satisfactory to Claimholder that Company has obtained the financing necessary to develop and operate the Property. Upon transfer of title pursuant to exercise of the Purchase Option, the Lease shall terminate.

     2. Title to the Property.

     A. Claimholder hereby represents and warrants to Company as follows:

     (i) Claimholder owns or is able to convey a full and undivided interest in and to each of the unpatented mining claims included in the Property as of the date hereof;

     (ii) To the best of the knowledge, information and belief of Claimholder, all such claims have been validly located and maintained in accordance with all applicable laws and regulations;

     (iii) All such claims are free and clear of all liens, claims, and encumbrances whatsoever, subject only to the paramount interest of the United States of America and / or the State of Arizona; all taxes, if any, which may be or which may become a lien upon the Property, as of the date hereof, have been paid;

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
     (iv) The Property is not in any manner encumbered as a result of any conduct or activity of Claimholder;

     (vi) Having secured the approval of its sole member to the terms and conditions of this Agreement, Claimholder has full and complete authority to execute this Agreement and to grant the rights herein conferred on Company; and

     (vii) Claimholder has no knowledge that any of the mining claims comprising the Property are invalid, or that, except for any patented ground lying within the Project Area, there are other senior mining claims in conflict with any of such claims.

     3. Lease Payments and Other Payments.

          A. During the Lease Term, Company shall make the following payments to Claimholder, which shall constitute a portion of the purchase price for the
Property:

               (i) The Initial  Payment of  $10,000,  on or before July 1, 2004;
and

               (ii) The Quarterly Payments each in the amount of $10,000, payable on October 1, January 1, April 1 and July 1 of each year during the Lease Term, commencing with October 1, 2004.

               (iii) The Quarterly payment due in the amount of US$10,000, payable on April 1, 2005 will be made on October 10, 2005.

               (iv) The Quarterly payment due in the amount of US$10,000, payable on July 1, 2005 will be made on October 10, 2005.

               (v) The Quarterly payment due in the amount of US$10,000, payable on October 1, 2005 will be made on October 31, 2005.

          B. Following Company's exercise of the Purchase Option under Section 7 and resulting termination of the Lease as provided in Section 1, Company shall pay to Claimholder (i) the Claimholder's net profits interest (NPI) under
Section 8A and (ii) the  Claimholder's  net smelter  return (NSR)  royalty under
Section 8B. Company's obligation to make payment under Section 8A and Section 8B shall cease to accrue on the first to occur of (i) completion by Company of mining operations, residual leaching and reclamation in the Project Area or (ii) other decision of Company to terminate operations in the Project Area and, if Claimholder so desires, to reconvey the property to Claimholder once reclamation and other environmental obligations have been satisfied, although this provision shall not relieve Company from its obligation to make payments that accrued prior to such occurrence.

          C. All payments shall be paid in US$ dollars in immediately available funds.

          D. Company hereby represents and warrants to Claimholder that it has adequate financial resources to make the payments required under this Section 3, as well as the Work Expenditures required under Section 4.

          E. Company shall also issue within 10 business days of execution of this Agreement on to Searchlight 10,000,000 (ten million) shares of Company's restricted common stock. The shares shall be validly issued, fully paid and nonassessable. The shares shall be restricted and eligible for resale pursuant to Rule 144 in accordance with said rule. Company, following its initial public offering, shall use its best efforts to comply with its reporting obligations under applicable securities law so as to enable Searchlight to utilize Rule 144 for resale of the shares following the applicable holding period.

          F. The previous Project Acquisition Agreement between the parties dated January 27, 2004 is hereby terminated and replaced with this Agreement.

     4. Work Expenditures. During the Lease Term, until terminated by Company under Section 6 or until the Purchase Option is exercised under Section 7, Company shall make work expenditures ("Work Expenditures") on or for the benefit of the Property in the following amounts:

          A. The sum of $100,000 on or before June 30, 2006. This is a firm commitment. If Company fails to perform the total amount of such Work Expenditures, Company shall pay Claimholder the deficiency in immediately available funds.

          B. The sum of $100,000 on or before June 30, 2007.

          C. The sum of $100,000 on or before June 30 of each year thereafter.

Any excess of Work Expenditures in any year shall be carried forward to the succeeding year. If Work Expenditures in any year after the period ended June 30, 2005 are deficient and Company desires to maintain the Lease and Purchase Option in effect, Company shall pay Claimholder in immediately available funds a sum equal to the deficiency in lieu of the Work Expenditure shortfall. For purposes of this Agreement, "Work Expenditures" is defined as sums spent or incurred by Company directly on the Property for exploration and development of the Property, including drilling, geochemical sampling, geophysical or seismic survey, assaying, and ore reserve calculation; metallurgical and engineering analyses; environmental and permitting analyses and activities; feasibility studies; and financing investigations; plus 5% of such direct costs in lieu of headquarters overhead and general and administrative expenditures.

      5. Rights and Obligations During Lease Term. The parties shall have the following rights and obligations during the Lease Term:

          A. Access to Property and Provision of Data. Company shall have full access to the Property to conduct such investigations and examinations as Company may deem desirable and to all information and data in Claimholder's possession and control pertaining to the Property necessary or desirable to enable Company to fully evaluate the Property and its commercial feasibility. Claimholder agrees to cooperate fully with Company in its investigation.

          B. Activities by Company. Company shall have exclusive possession of the Property, subject to the paramount rights of the United States and / or the State of Arizona with respect to unpatented mining claims included in the Property, and shall have the exclusive right to conduct such exploration, evaluation, and development activities on the Property (including bulk sampling) as Company may desire. Claimholder shall provide at Company's expense all reasonable assistance to Company for the obtaining of any permits, licenses, and third party consents needed for such work. Company shall also have the right to contact the pertinent federal, state, and local permitting agencies, and to negotiate with such agencies.

          C. Maintenance of Property. Company shall maintain in good standing all unpatented mining claims that comprise the Property. Company shall, as required by the Federal Government with respect to unpatented mining claims on federal lands, perform required assessment work or timely pay all claim maintenance or rental fees and all required property taxes, and shall timely make all filings and recordings in the appropriate governmental offices required in connection with such payments. In the event Claimholder makes any such payment (although it shall have no obligation to do so), Company shall promptly reimburse Claimholder for payment of such holding costs upon receipt by Company of evidence of such payment. Company shall have the right to amend or relocate in the name(s) of Claimholder any unpatented mining claims included in the Property, to locate different types of claims on ground covered by existing claims, and to locate any fractions.

          D. Sharing of Data. During each year of the Lease Term, Company will share with Claimholder all information (including interpretive and non-interpretive data, subject to typical disclaimers regarding interpretive data and statements that Claimholder may not rely upon the same) obtained from the exploration, evaluation, and development activities pertaining to the Property, including providing a copy of any geological and other principal reports relating to the Property, and will report to Claimholder in writing at least quarterly regarding the progress of the exploration and evaluation work and Work Expenditures made during the period.

          E. Claimholder Access to Property. Claimholder may have access to the Property at its sole risk on reasonable notice, and shall be entitled to conduct tours of the Property for investor relations and financing activities. Claimholder's exercise of its access rights shall not interfere in any way with Company's operations on the Property, which shall take precedence in the event of any conflict.

          F. Conduct of Operations by Company at the Property. All of the exploration, development, mining, milling and related work and any other activities which may be performed by Company or its agents or contractors hereunder shall be performed in accordance with all of the terms and conditions of this Agreement and good mining practices, but the timing, nature, manner and extent of any exploration, development or any other operations or activities hereunder shall be in the sole discretion of Company, and there shall be no implied covenant to begin or continue any such operations or activities.

          G. Indemnity. Except for damages sustained by Claimholder while on the Property pursuant to Section 5F., Company agrees to indemnify and hold Claimholder and its affiliates, and their respective, officers, directors, employees, agents, members, partners and agents harmless from and against any loss, liability, cost, expense or damage (including reasonable attorney's fees) that may be incurred for injury to or death of persons or damage to property, or otherwise, as a result of Company or its agents or contractors conducting any operations on or in connection with the Property.

          H. Insurance. Company agrees to carry such insurance, covering all persons working at or on the Property for Company, as will fully comply with the requirements of the statutes of the State of Arizona pertaining to worker's compensation and occupational disease and disabilities as are now in force or as may be hereafter amended or enacted. In addition, Company agrees to carry liability insurance with respect to its operations at the Property in reasonable amounts in accordance with accepted industry practices. Company agrees that Claimholder shall be named as an additional insured on all such policies, and agrees to forward to Claimholder certificates of such insurance policies not later than 10 days prior to the date that Company commences any such activities on the Property. Company shall have no right to commence any such activities until such certificates are delivered to Claimholder.

          I. Compliance with Laws. Company agrees to conduct and perform all of its operations at the Property during the term of this Agreement in compliance with all valid and applicable federal, state and local laws, rules and regulations, including without limitation laws, rules and regulations pertaining to environmental protection, human health and safety, social security, unemployment compensation, wages and hours and conditions of labor, and Company shall indemnify and hold Claimholder harmless from and against any loss, liability, cost, expense or damage (including reasonable attorney's fees) arising from or related to Company's failure to comply with said laws.

          J. Taxes. During the term of this Agreement, Company shall be responsible for payment of all taxes levied or assessed upon or against the Property, as well as any facilities or improvements located thereon.

          K. Liens and Encumbrances. Company shall keep title to the Property free and clear of all liens and encumbrances resulting from its operations hereunder; provided, however, that Company may refuse to pay any claim asserted against it which it disputes in good faith. At its sole cost and expense, Company shall contest any suit, demand or action commenced to enforce such a claim and, if the suit, demand or action is decided by a court or other authority of ultimate and final jurisdiction against Company or the Property, Company shall promptly pay the judgment and shall post any bond and take all other action necessary to prevent any sale or loss of the Property or any part thereof. Company shall permit Claimholder to post Notices of Non-Responsibility at the collars of any shafts and in other locations required under Arizona law in order to prevent certain liens from attaching to the Property, and Company shall take all actions reasonably necessary to keep such notices posted in these locations.

          L. Reclamation and Remediation. Company shall reclaim the Property, to the extent disturbed by Company during the term of this Agreement, in accordance with and as required by applicable federal, state and local laws, rules and regulations.

     6. Right to Terminate.
          A. Termination.

               (1) By the Company. Company may terminate this Agreement or the Lease at any time at its sole option by giving Claimholder 30 days' prior written notice, upon which all rights and obligations of the parties under this Agreement shall cease, except for any limitation of liability, indemnification, and confidentiality provisions set forth herein; provided, however, that (i) if Company terminates this Agreement after April 1 of any year, Company agrees to pay governmental fees and make all governmental filings necessary to maintain the unpatented mining claims for the assessment year commencing on September 1 next following such notice of termination and
                    (ii) if Company terminates this Agreement or the Lease on or before April 30, 2005, Company shall remain obligated to comply with Section 4A.

               (2) By Claimholder. In the event that (i) Company shall fail to pay any of its monetary obligations under this Agreement when due and shall not pay same within 14 days following notice thereof by Claimholder or (ii) Company shall fail to perform any of its nonmonetary obligations under this Agreement and shall not cure its failure within 30 days following notice thereof by Claimholder (in each case an "uncured default"), Claimholder may terminate this Agreement upon three days written notice to Company. Termination pursuant to this Section 6.A.(2) shall not excuse Company from any of its obligations which accrued prior to the date of termination, and Claimholder shall retain all of its rights in law or in equity with respect thereto.


          B. Return of Data. As soon as practicable upon the termination of this Agreement, Company shall return to Claimholder copies of all title, environmental, metallurgical, geological, geophysical, milling and other data concerning the Property and furnished by Claimholder or previous owners of the Property or their agents or consultants to Company. At such time, Company shall also make available to Claimholder for examination and copying all survey maps, drill hole logs, sample locations and assays developed by Company with respect to the Property during the term of this Agreement and not previously made available to Claimholder and shall transfer custody to Claimholder of all drill cores.

          C. Release. Upon termination of this Agreement, Company will promptly execute and deliver to Claimholder appropriate documents of conveyance releasing and conveying its interest in the Property to Claimholder.

          D. Surrender of Possession and Removal of Equipment. Upon termination of this Agreement, Company shall surrender possession of the Property, subject to the condition that Company shall have the right at any time within one year (or such longer period as Company can demonstrate is reasonably necessary) after such surrender or termination of this Agreement to (i) complete any reclamation obligations required of Company under this Agreement or by governmental law or regulation and (ii) remove all of its tools, equipment, machinery, supplies, fixtures, buildings, structures and other property erected or placed on such property by Company, excepting only timber, chutes and ladders in place for underground entry and support. Title to such property not removed within the time period set forth above shall, at the election of Claimholder, pass to Claimholder. Alternatively, at the end of the time period set forth above, Claimholder may remove any such property from the Property and dispose of same in a commercially reasonable manner, all at the expense of Company.

     7. Exercise of Purchase Option. If Company decides to exercise the Purchase Option, upon each of (a) the completion of a "positive" feasibility study for the Property, (b) the making of an affirmative production decision for the Property by Company's and any parent corporation's Boards of Directors and (c) presentation to Claimholder of evidence satisfactory to Claimholder that Company has obtained the financing necessary to develop and operate the Property, Company shall give Claimholder notice thereof. Within 10 days after such notice, Claimholder shall deliver to Company a special warranty deed in form satisfactory to Company transferring title to a 100% interest in the Property, and reserving to Claimholder the net profits interest ("NPI") in production from the Property and the net smelter returns royalty ("NSR"), each as set forth in
Section 8 below, and Company shall deliver to Claimholder the sum of $10.00.

     8. Claimholder NPI and NSR Royalty.

          A. Claimholder NPI. Upon completion of the payments under Section 3.A., Company shall have a 75% NPI in the Property and Claimholder shall have a 25% NPI in the Property. Upon termination of this Lease (other than as a result of Company's exercise of its Purchase Option, Company's NPI shall be reduced permanently to zero (-0-%) and Claimholder's shall be increased permanently to 100%. For purposes of Claimholder's and Company's respective NPI, "Net Profits" shall be calculated pursuant to generally accepted accounting principles in the United States of America, provided, however, that the calculation of net profits shall not include any benefit or loss from price hedging and price protection arrangements conducted by or on behalf of Company and, provided, further, that Company shall be entitled to deduct from revenues only the following percentages of total operating costs in lieu of headquarters overhead and headquarters general and administrative expenses: 3% during the development/construction stage of operations and 1% during the mining and processing stage of operations and, provided, further, that no deduction shall be made for depletion or depreciation. Claimholder's NPI shall be a fully carried interest, and Claimholder shall not be required to fund any expenses relating to the Property or its exploration , development, production or reclamation.

          B. Net Smelter Returns Royalty. In addition to Claimholder's NPI, Claimholder hereby reserves a five (5%) percent net smelter returns royalty ("NSR Royalty") for all commodities produced. For purposes of this Agreement, the "net smelter return" is defined as the amount of money which the smelter or refinery, as the case may be, pays the Company for the commodity based on the then current spot price of the commodity, with deductions for costs associated with further processing but without deductions for taxes, calculated on an FOB mine site basis.

          C. Payable in Kind; Payable Quarterly. Claimholder may elect to receive in kind its NPI or its NSR Royalty (as described below). Both royalties shall be payable quarterly.

     9. "Project Area" / Area of Interest. If either party or if any affiliate of a party, or any officer, director, employee, partner, member or agent thereof, now has or hereafter acquires any property interest within the boundaries of Twp 26N Range 21W, GSRBM, Arizona, or within one mile of the perimeter of such boundaries (but excepting patented ground owned or acquired by the McIntyre / Bauman New Jersey Trust) (the "Project Area"), such party shall give prompt notice to the other party and such property interests shall, at the option of the other party, exercised within 45 days after notice of such acquisition by the acquiring party, become part of the Property and become subject to this Agreement (the "Additional Property. If Company does not exercise the Purchase Option and the Lease is terminated, Claimholder shall have the right to retain any Additional Property acquired by Company at no cost to Claimholder.

     10. Cross - Indemnity. Each party ("Indemnifying Party") agrees to defend, indemnify and hold harmless the other party, its successors, affiliates, assigns, officers, directors and employees, members, partners and agents ("Indemnitees") from and against any and all claims, actions suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorney's fees, arising out of or pertaining to (i) any breach by the indemnifying party of any representation, warranty or obligation under this Agreement or (ii) any activities conducted by the Indemnifying Party or its agents on the Property.

     11. Assignment. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that Claimholder may assign its interest at any time after May 31, 2004 to a third party without the consent of Company if such third party agrees to assume all of Claimholder's obligations under this Agreement, and provided further that Company may assign its interest to an affiliated company or a successor without the consent of Claimholder, provided that the assignee agrees to assume all of Company's obligations under this Agreement and has a tangible net worth no less than that of Company prior to the assignment.


     12. Governing Law. Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Arizona, excluding any conflicts of laws principles. Each party consents to the exclusive jurisdiction and venue of the federal and state courts sitting in Mohave County, Arizona, U.S.A. over any dispute, claim, lawsuit or proceeding arising from or pertaining to this Agreement, and waives any argument that such courts are an "inconvenient forum."

     13. Affiliated Companies. Each party shall take such actions as may be necessary to cause its affiliates to comply with the obligations contemplated herein. "Affiliate" of a party means any person, partnership, joint venture, corporation, or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, the party.

     14. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered to the parties by personal delivery, registered or certified mail, facsimile transmission, or express delivery service at the addresses set forth below, or to such other address as the parties may later designate by like notice to each other:

     Company:

Golden Sierra Limited
C/o St James Resource Management Limited
16 Hanover Square
London
W1S 1HT
UNITED KINGDOM
Attn: Stephen C Lumb

     Searchlight:

Searchlight Exploration LLC
9212 Empire Rock Street
Las Vegas, NV 89143 U.S.A.
Phone: 702.396-5292
FAX: 702.396-2347
Attn: Frederick C. Bauman

All notices required or permitted to be given hereunder shall be deemed to have been given on the date of actual receipt.

     15. Rule Against Perpetuities. Anything in this Agreement to the contrary notwithstanding, Company may not exercise its Purchase Option, which shall thereupon become null and void, later than 21 years after the end of the life of the last to survive of Frederick C. Bauman, Barbara McIntyre Bauman, John B. McIntyre, Betty M. McIntyre, Gail Neyland, John Neyland, George Hyatt and James Bauman, who are locators of claims owned or being explored by Searchlight.

     16. Dollars. All dollar ($) amounts used in this Agreement or any Exhibit or Schedule hereto are U.S. $ Dollars.

     17. Other Business Opportunities. This Agreement is, and the rights of the parties are, strictly limited to the matters set forth herein. Subject to the provisions of Section 9 relating to Additional Property in the Project Area, the parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein.

     18. Confidentiality. Except as set forth in Section 20, the parties hereto agree to treat all data, reports, records and other information developed under this Agreement and applicable to the Property as confidential, and unless any party is required by any law, rule, regulation or order to disclose any of such information, it shall not be disclosed to any person other than consultants, contractors or potential investors or assignees, without the written agreement of both parties, which will not unreasonably be withheld.

     19. Memorandum for Recording. Simultaneous with the receipt by Claimholder of the all payments pursuant to Section 3.A., the parties agree to execute for recording purposes a written Short Form of Exploration and Development Lease / Option Agreement, setting forth the basic terms and conditions of this Agreement as necessitated or permitted by Arizona law.

     20. Public Announcements. Disclosure of information relating to this Agreement or the Property may be made by either party if such information is required to be disclosed to any federal, state, provincial or local government or appropriate agencies and departments thereof or if such information is required by law, stock exchange rule or regulation to be publicly announced. Otherwise, public announcements or reports by either party of information relating to this Agreement or the Property shall be made only on the basis of agreed texts upon the prior written consent of the other party, which consent shall not unreasonably be withheld. Each of Claimholder and Company accordingly agrees that it will, not less than forty-eight hours in advance of making public any information referred to in the preceding sentence, give the other party written notice of the text of the proposed report and provide the non-disclosing party with the opportunity to object to the form and content thereof before the same is issued. The non-disclosing party shall respond within forty-eight hours of receipt of such notice, or its silence will constitute a waiver of objection to the terms of the proposed text.

     21. Waiver; Amendment. Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but such waiver must be in writing and signed by the party granting the waiver. No such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition thereof. Any of the terms or provisions of this Agreement may be amended or modified at any time, but only in a writing signed by each of the parties hereto.

     22. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement.

     23. Attorney's Fees. In the event of any controversy, claim or dispute between the parties hereto, arising out of or pertaining to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney's fees and costs.

     24. Further Assurances. At the request of either party, the parties shall execute and deliver any further instruments, agreements, documents or other papers reasonably requested by either party to effect the purposes of this Agreement and the transactions contemplated hereby.

     25. Counterparts. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     26. No Brokers or Finders. Each party represents and warrants to the other party that, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it in such manner as not to give rise to any valid claim against either party, or any third party, for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto, through their duly authorized representative, have executed and delivered this Agreement as of the day and year first above written.

SEARCHLIGHT EXPLORATION LLC,
an Arizona limited liability company


By /s/ Frederick A. Bauman
   -----------------------
   Frederick C. Bauman
   Manager and sole member



GOLDEN SIERRA LIMITED,
A Gibraltar corporation




By : /s/ Stephen Craig Lumb
     ----------------------
Name: Stephen Craig Lumb
Title: Director

                                    Exhibit A
                               Mockingbird Project
                             Weaver Mining District
                             Mohave County, Arizona

                              Original Claim Block

Claim             AMC#      Recording Info     Township / Range / Section   Date Located    Acreage
-----            -----      --------------     --------------------------   ------------    -------
Mockingbird#2  AMC350565    Bk 3155, p. 813    T26N R21W Sec 22               9/4/1998         20
               Amended      Bk 4248, p. 337                                 10/20/2002
Dandy#1        AMC350569    Bk 3155, p. 821    T26N R21W Sec 27               9/4/1998         20
               Amended      Bk 4253, p. 385                                 10/20/2002
Great West#1   AMC350573    Bk 3155, p. 829    T26N R21W Sec 27               9/4/1998         20
               Amended      Bk 3155, p. 829                                 10/20/2002
MP#1           AMC355248    Bk 3667, p. 236    T26N R21W Sec 15              1/22/2001        160
MP#2           AMC355249    Bk 3667, p. 238    T26N R21W Sec 14, 23          1/22/2001        160
MP#3           AMC355250    Bk 3667, p. 240    T26N R21W Sec 22              1/22/2001        156
MP#4           AMC355251    Bk 3667, p. 242    T26N R21W Sec 22              1/22/2001        160
MP#5           AMC355252    Bk 3667, p. 244    T26N R21W Sec 22              1/22/2001        160
MP#6           AMC355253    Bk 3667, p. 246    T26N R21W Sec 23              1/22/2001        160
MP#7           AMC355254    Bk 3667, p. 248    T26N R21W Sec 28              1/22/2001        160
MP#8           AMC355255    Bk 3667, p. 250    T26N R21W Sec 27              1/22/2001        160
MP#9           AMC355256    Bk 3667, p. 252    T26N R21W Sec 27              1/22/2001        160
MP#10          AMC355257    Bk 3667, p. 254    T26N R21W Sec 26              1/22/2001        160
MP#11          AMC355258    Bk 3667, p. 256    T26N R21W Sec 26              1/22/2001        160
MP#12          AMC355259    Bk 3667, p. 258    T26N R21W Sec 26              1/22/2001        160
MP#13          AMC355607    Bk 3807, p. 537    T26N R21W Sec 14, 15          7/14/2001        160
MP#14          AMC355355    Bk 3697, p. 828    T26N R21W Sec 35              3/10/2001        160
MP#15          AMC355608    Bk 3807, p. 539    T26N R21W Sec 22              7/14/2001        144
MP#16          AMC355609    Bk 3807, p. 541    T26N R21W Sec 27              7/14/2001        120

                       Lode Claims located September 2004

Claim             AMC#         Recording Info  Township / Range / Section   Date Located      Acreage
-------------     --------     --------------  --------------------------   ------------      -------
Mockingbird#1     AMC362718    Bk 5195, p. 78     T26N R21W Sec 22           9/2/2004          20
Mockingbird#2A    AMC362719    Bk 5195, p. 80     T26N R21W Sec 22           9/2/2004          20
Mockingbird#3     AMC362720    Bk 5195, p. 82     T26N R21W Sec 22           9/2/2004          20
Mockingbird#4     AMC362721    Bk 5195, p. 84     T26N R21W Sec 22           9/2/2004          20
Mockingbird#5     AMC362722    Bk 5195, p. 86     T26N R21W Sec 22           9/2/2004          20
Mockingbird#6     AMC362723    Bk 5195, p. 88     T26N R21W Sec 22           9/2/2004          20
Mockingbird#7     AMC362724    Bk 5195, p. 90     T26N R21W Sec 22           9/2/2004          20
Mockingbird#8     AMC362725    Bk 5195, p. 92     T26N R21W Sec 22           9/2/2004          20
Mockingbird#9     AMC362726    Bk 5195, p. 94     T26N R21W Sec 22           9/2/2004          20
Mockingbird#10    AMC362727    Bk 5195, p. 96     T26N R21W Sec 22           9/2/2004          20
Mockingbird#11    AMC362728    Bk 5195, p. 98     T26N R21W Sec 22           9/2/2004          20
Mockingbird#12    AMC362729    Bk 5195, p. 100    T26N R21W Sec 22           9/2/2004          20
Mockingbird#13    AMC362730    Bk 5195, p. 102    T26N R21W Sec 22           9/2/2004          20
Mockingbird#14    AMC362731    Bk 5195, p. 104    T26N R21W Sec 22           9/2/2004          20
Mockingbird#15    AMC362732    Bk 5195, p. 106    T26N R21W Sec 22           9/2/2004          20
Mockingbird#16    AMC362733    Bk 5195, p. 108    T26N R21W Sec 15           9/2/2004          20
Mockingbird#17    AMC362734    Bk 5195, p. 110    T26N R21W Sec 15           9/2/2004          20
Mockingbird#18    AMC362735    Bk 5195, p. 112    T26N R21W Sec 22           9/2/2004          20
Mockingbird#19    AMC362736    Bk 5195, p. 114    T26N R21W Sec 15           9/2/2004          20
Mockingbird#20    AMC362737    Bk 5195, p. 116    T26N R21W Sec 15           9/2/2004          20
Mockingbird#21    AMC362738    Bk 5195, p. 118    T26N R21W Sec 15           9/2/2004          20
Dandy#1A          AMC362739    Bk 5195, p. 120    T26N R21W Sec 27           9/2/2004          20
Dandy#2           AMC362740    Bk 5195, p. 122    T26N R21W Sec 27           9/2/2004          20
Dandy#3           AMC362741    Bk 5195, p. 124    T26N R21W Sec 27           9/2/2004          20
Dandy#4           AMC362742    Bk 5195, p. 126    T26N R21W Sec 27           9/2/2004          20
Dandy#5           AMC362743    Bk 5195, p. 128    T26N R21W Sec 27           9/2/2004          20
Great West#1A     AMC362744    Bk 5195, p. 130    T26N R21W Sec 27           9/2/2004          20
Great West#2      AMC362745    Bk 5195, p. 132    T26N R21W Sec 27           9/2/2004          20
Great West#3      AMC362746    Bk 5195, p. 134    T26N R21W Sec 26           9/2/2004          20
Great West#4      AMC362747    Bk 5195, p. 136    T26N R21W Sec 27           9/2/2004          20

                                       13

                        Lode Claims located October 2004
                          (former Anaconda claim block)

Claim              AMC#          Recording Info   Township / Range / Section  Date Located    Acreage
-----            ----------      --------------   --------------------------   ----------     -------
MOC 2            AMC#364164      Bk 5264 Pg 429        T26N R21W Sec 26        10/17/2004       20
MOC 3            AMC#364165      Bk 5264 Pg 431        T26N R21W Sec 26        10/17/2004       20
MOC 10           AMC#364172      Bk 5264 Pg 445        T26N R21W Sec 26        10/17/2004       20
MOC 12           AMC#364174      Bk 5264 Pg 449        T26N R21W Sec 26        10/17/2004       20
MOC 13           AMC#364175      Bk 5264 Pg 451        T26N R21W Sec 26        10/17/2004       20
MOC 14           AMC#364176      Bk 5264 Pg 453        T26N R21W Sec 26        10/17/2004       20
MOC 15           AMC#364177      Bk 5264 Pg 455        T26N R21W Sec 26        10/17/2004       20
MOC 16           AMC#364178      Bk 5264 Pg 457        T26N R21W Sec 26        10/17/2004       20
MOC 17           AMC#364179      Bk 5264 Pg 459        T26N R21W Sec 26        10/17/2004       20
MOC 18           AMC#364180      Bk 5264 Pg 461        T26N R21W Sec 26        10/17/2004       20
MOC 19           AMC#364181      Bk 5264 Pg 463        T26N R21W Sec 26        10/17/2004       20
MOC 20           AMC#364182      Bk 5264 Pg 465        T26N R21W Sec 26        10/17/2004       20
MOC 21           AMC#364183      Bk 5264 Pg 467        T26N R21W Sec 26        10/17/2004       20
MOC 22           AMC#364184      Bk 5264 Pg 469        T26N R21W Sec 23, 26    10/17/2004       20
MOC 23           AMC#364185      Bk 5264 Pg 471        T26N R21W Sec 23        10/17/2004       20
MOC 24           AMC#364186      Bk 5264 Pg 473        T26N R21W Sec 23        10/17/2004       20
MOC 25           AMC#364187      Bk 5264 Pg 475        T26N R21W Sec 23        10/17/2004       20
MOC 26           AMC#364188      Bk 5264 Pg 477        T26N R21W Sec 23        10/17/2004       20
MOC 27           AMC#364189      Bk 5264 Pg 479        T26N R21W Sec 23        10/17/2004       20
MOC 28           AMC#364190      Bk 5264 Pg 481        T26N R21W Sec 23        10/17/2004       20
MOC 30           AMC#364191      Bk 5264 Pg 483        T26N R21W Sec 23        10/17/2004       20
MOC 32           AMC#364192      Bk 5264 Pg 485        T26N R21W Sec 23        10/17/2004       20
MOC 33           AMC#364193      Bk 5264 Pg 487        T26N R21W Sec 26        10/17/2004       20
MOC 38           AMC#364194      Bk 5264 Pg 489        T26N R21W Sec 26        10/17/2004       20
MOC 39           AMC#364195      Bk 5264 Pg 491        T26N R21W Sec 23        10/17/2004       20
MOC 40           AMC#364196      Bk 5264 Pg 493        T26N R21W Sec 23        10/17/2004       20
MOC 41           AMC#364197      Bk 5264 Pg 495        T26N R21W Sec 23        10/17/2004       20
MOC 42           AMC#364198      Bk 5264 Pg 497        T26N R21W Sec 23        10/17/2004       20
MOC 43           AMC#364199      Bk 5264 Pg 499        T26N R21W Sec 23        10/17/2004       20
MOC 45           AMC#364200      Bk 5264 Pg 501        T26N R21W Sec 23        10/17/2004       20
MOC 47           AMC#364201      Bk 5264 Pg 503        T26N R21W Sec 23        10/17/2004       20
MOC 49           AMC#364202      Bk 5264 Pg 505        T26N R21W Sec 23        10/17/2004       20
Mockingbird 22   AMC364210       Bk 5264 Pg 521        T26N R21W Sec 26        10/17/2004       20
Mockingbird 23   AMC364211       Bk 5264 Pg 523        T26N R21W Sec 26        10/17/2004       20
Mockingbird 24   AMC364212       Bk 5264 Pg 525        T26N R21W Sec 26        10/17/2004       20
Mockingbird 25   AMC364213       Bk 5264 Pg 527        T26N R21W Sec 26        10/17/2004       20
Mockingbird 26   AMC364214       Bk 5264 Pg 529        T26N R21W Sec 26        10/17/2004       20


                                       14